Designated Filer:  Warburg, Pincus Equity Partners, L.P.
Issuer & Ticker symbol:  ev3 Inc. [EVVV]
Date of Event Requiring Statement:  July 9, 2010

JOINT FILERS’ SIGNATURES

Dated:  July 13, 2010

WARBURG PINCUS PARTNERS, LLC

BY:	Warburg Pincus & Co., its Managing Member

By:           /s/ Scott A. Arenare
Name:     Scott A. Arenare
Title:       Partner

WARBURG PINCUS & CO.

By:           /s/ Scott A. Arenare
Name:      Scott A. Arenare
Title:        Partner

WARBURG PINCUS LLC

By:           /s/ Scott A. Arenare
Name:      Scott A. Arenare
Title:        Managing Director